Exhibit 99.1

China Shandong Industries Will Voluntarily Terminate its SEC Reporting

Shandong, China, March 19/2012/PR Newswire – China Shandong Industries Inc. (OTCBB: CSNH) (the “Company”) today announced that, at the recommendation of a special committee composed solely of three independent directors (the “Special Committee”) of the Board of Directors of the Company, the Company’s Board resolved that on or around March 29, 2012 the Company will file a Form 15 (Certification and Notice of Termination of Registration) with the United States Securities and Exchange Commission (the “SEC”) to voluntarily terminate its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Form 15 will become effective 90 days after filing if there are no objections from the SEC or such shorter period as the SEC may determine. The Company’s SEC reporting obligations, including the obligations to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, will be immediately suspended upon the filing of the Form 15, unless the SEC denies the effectiveness of Form 15, in which case the Company is required to file all the reports within 60 days of such denial.

The Company is eligible to suspend its reporting obligations because it has fewer than 300 record holders of its common stock as of the date hereof and it anticipates keeping the similar status in addition to its satisfaction of other eligibility criteria under the Exchange Act on the date of filing the Form 15.

The Company expects that, as a result of filing the Form 15, its common stock will be removed from trading on the OTC Bulletin Board. Shares are anticipated being available for trading on the OTC Pink Sheets, although there can no assurances that any trading market for the Company’s securities will exist, after the Company has filed the Form 15, and the liquidity of such trading market may be very limited.

Forward-Looking Statements

This report includes forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the SEC from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

Company Contact:

Yuhong Lei

Chief Financial Officer

(86)(10)5862-4388